CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 12, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Harris & Harris Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts,” “Selected Condensed Consolidated Financial Data” and “Other Information” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 2, 2008